Exhibit 15.8

Consorcio Minero Benito Juarez Peña Colorada
CONSENT OF THE QUALIFIED PERSON

Re:     Annual Report on Form 20-F of ArcelorMittal

I, Hernandez Guerrero Hector Rodrigo, an employee of Peña Colorada, in connection with ArcelorMittal's Annual Report on Form 20-F for the year ended December 31, 2025 (the "2025 20-F"):
1.certify that I have supervised and validated the preparation of the mineral resources estimates for Peña Colorada;

2.consent to the use of and references to my name, including my status as an expert or "qualified person" (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the 2025 20-F, the Registration Statements listed in paragraph (c) below and mineral resources estimate for Peña Colorada; and

3.consent to the incorporation by reference of the 2025 20-F into the Registration Statements Nos. 333-147382, 333-153576, 333-162697, and 333-170117 on Form S-8 and the Registration Statement No. 333-278551 on Form F-3 (and any amendments or supplements thereto).

I am responsible for authoring, and this consent pertains to, the mineral resources estimate for Peña Colorada. I certify that I have read the 2025 20-F and that it fairly and accurately represents the mineral resources estimate of each property for which I am responsible.

Dated: 04 February 2026

/s/ Hector Rodrigo Hernández Guerrero
Hector Rodrigo Hernández Guerrero
Head of Geology of Peña Colorada
Australasian Institute of Mining and Metallurgy member MAusIMM CP (Geo) Reg. No. 3059580;
Av. del Trabajo No. 1000 Tapeixtles, 28876 Manzanillo, Colima and +52314 331 0600 EXT 4708

Consorcio Minero Benito Juarez Peña Colorada
CONSENT OF QUALIFIED PERSON

Re:     Annual Report on Form 20-F of ArcelorMittal
I, Werner Jordaan Spies, an employee of Peña Colorada, in connection with ArcelorMittal's Annual Report on Form 20-F for the year ended December 31, 2025 (the "2025 20-F"):
(a)    certify that I have supervised and validated the preparation of the mineral reserves estimate for Peña Colorada;
(b)     consent to the use of and references to my name, including my status as an expert or "qualified person" (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the 2025 20-F, the Registration Statements listed in paragraph (c) below and mineral reserves estimate for Peña Colorada; and
(c)    consent to the incorporation by reference of the 2025 20-F into the Registration Statements Nos. 333-147382, 333-153576, 333-162697 and 333-170117 on Form S-8 and the Registration Statement No. 333-278551 on Form F-3 (and any amendments or supplements thereto).
I am responsible for authoring, and this consent pertains to, the mineral reserves estimate for Peña Colorada. I certify that I have read the 2025 20-F and that it fairly and accurately represents the mineral reserves estimate for each property for which I am responsible.
Dated: 04 February 2026

/s/ Werner Jordaan Spies
Werner Jordaan Spies
South African Institute of Mining and Metallurgy member SAIMM CP(Mining) Reg. 701130
Av. del Trabajo No. 1000 Tapeixtles, 28876 Manzanillo, Colima and +52 314 125437